Exhibit 10.2

PIONEER DRILLING SERVICES, LTD.

KEY EXECUTIVE SEVERANCE PLAN

(As Established Effective August 3, 2007)

I. Purposes of Plan and Definitions

1.1 Purposes. This Pioneer Drilling Services, Ltd. Key Executive Severance Plan (the “Plan”), for selected key executive employees of Pioneer Drilling Services, Ltd., a Texas limited partnership, and any successor thereto (the “Partnership”) and its Affiliates, is intended to assist the Partnership in attracting and retaining competent and capable executives to perform services for Pioneer Drilling Company, a Texas corporation (the “Company”) and its subsidiaries (including the Partnership), to provide greater incentives to such key executives to attain and maintain high levels of performance, to support the retention of an intact management team during any consideration of potential transactions involving the Company, and to provide some protection for loss of salary and benefits in the event of certain involuntary terminations or changes in control of the Company.

1.2 Definitions.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“AIP” means the Pioneer Drilling Services, Ltd. Annual Incentive Compensation Plan, as from time to time in effect, including any successor plan.

“Associate” means, with reference to any Person (as defined below), (i) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or any of its Affiliates (including the Partnership)) of which that Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner (as defined below) of 10% or more of any class of its equity securities, (ii) any trust or other estate in which that Person has a substantial beneficial interest or for or of which that Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of that Person, or any relative of that spouse, who has the same home as that Person.

“Base Salary” means the annual base salary of a Participant, as established by the Committee (as defined below) for a fiscal year.

“Beneficial Owner.” A Person is deemed the “Beneficial Owner” of, and is deemed to “beneficially own,” any securities:

(i) of which that Person or any of its Affiliates or Associates, directly or indirectly, is the “beneficial owner” (as determined pursuant to Rule 13d-3 under the Exchange Act (as defined below)) or otherwise has the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person will not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subparagraph (i) as a result of an agreement, arrangement or understanding to vote that security if that agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public (that is, not including a solicitation exempted by Exchange Act Rule 14a-2(b)(2)) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act; and (B) is not then reportable by that Person on Exchange Act Schedule 13D (or any comparable or successor report);

(ii) which that Person or any of its Affiliates or Associates, directly or indirectly, has the right or obligation to acquire (whether that right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or on the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed the “Beneficial Owner” of, or to “beneficially own,” securities tendered pursuant to a tender or exchange offer made by that Person or any of its Affiliates or Associates until those tendered securities are accepted for purchase or exchange; or

(iii) which are beneficially owned, directly or indirectly, by (A) any other Person (or any Affiliate or Associate thereof) with which the specified Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (i) of this definition) or disposing of any voting securities of the Company or (B) any group (as Exchange Act Rule 13d-5(b) uses that term) of which that specified Person is a member;

provided, however, that nothing in this definition will cause a Person engaged in business as an underwriter of securities to be the “Beneficial Owner” of, or to “beneficially own,” any securities that Person acquires through its participation in good faith in a firm commitment underwriting (including securities acquired pursuant to stabilizing transactions to facilitate a public offering in accordance with Exchange Act Regulation M or to cover overallotments created in connection with a public offering) until the expiration of 40 days after the date of that acquisition. For purposes of this definition, “voting” a security includes voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including calling a stockholder meeting) or otherwise giving an authorization (within the meaning of Exchange Act Section 14(a)) in respect of that security.

“Board” means the board of directors of the Company.

“Cause” means, (x) with respect to any Level I or Level II Participant (as defined below), that Participant’s (i) commission of any act or omission constituting fraud under any law of the State of Texas, (ii) conviction of, or a plea of nolo contendere to, a felony, (iii) embezzlement or theft of property or funds of the Partnership or any Affiliate or (iv) refusal to perform the his or her duties, as specified in any written agreement between the Participant and the Company or in any specific directive adopted by a majority of the Board members at a meeting of the Board that is consistent with the Participant’s status as an executive officer of the Company; and (y) with respect to any Level III or other Participant, that Participant’s (i) commission of any act or omission constituting fraud under any law of the State of Texas, (ii) conviction of, or a plea of nolo contendere to, a felony, (iii) embezzlement or theft of property or funds of the Partnership or any Affiliate, (iv) failure to follow the instructions of the Board or the board of directors of the General Partner (in either case, as approved by a majority of the members of such board at a meeting of such board) or any supervising or executive officer of the Partnership or any Affiliate or (v) unacceptable performance, gross negligence or willful misconduct with respect to his or her duties to the Partnership or any Affiliate.

“Change in Control” has the meaning set forth in Section 5.5.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board or of the board of directors of the General Partner as is designated by either the Board or the board of directors of the General Partner to administer the Plan.

“Common Stock” means the common stock of the Company.

“Company” has the meaning set forth in Section 1.1.

“Disability” means the absence of a Participant from the Participant’s duties with the Partnership or any of its Affiliates on a full-time basis for at least 180 consecutive days as a result of incapacity due to mental or physical illness or injury which is determined by the Committee in its sole discretion to be permanent.

“Effective Date of a Change in Control” has the meaning set forth in Section 5.6.

“Employee” means any employee of the Partnership or any of its Affiliate (whether or not he is also a director thereof) who is compensated for employment of the Partnership or any Affiliate by a regular salary and who is considered by the Committee to be a senior management employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Person” means: (i) the Partnership; (ii) any Affiliate of the Partnership (including the Company); (iii) any employee benefit plan of the Partnership or of any Affiliate and any Person organized, appointed or established by the Partnership for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Partnership or any Affiliate of the Partnership; or (iv) any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of capital stock of the Company.

“General Partner” means PDC Mgmt. Co., a Texas corporation and the general partner of the Partnership.

“Good Reason” for the Participant to terminate his or her employment means, prior to the Effective Date of a Change in Control, the occurrence (without the Participant’s written consent) of any of the following:

(i) a reduction in the Participant’s Base Salary or total compensation except for an across-the-board reduction similarly affecting all senior executives of the Partnership and all senior executives of any Person in control of the Partnership;

(ii) failure by the Partnership to pay any portion of the Participant’s compensation within fourteen days of the date it is due or any other material breach of a contract with the Participant by the Partnership which is not remedied by the Partnership within 5 business days after the Participant's written notice to the Partnership of such breach; or

(iii) the Partnership’s failure to maintain a Participant’s employment without material diminution in the Participant’s duties and responsibilities, and such failure is not cured by the Partnership within 5 business days after the Participant’s written notice to the Partnership of such failure.

After the Effective Date of a Change in Control, “Good Reason” shall also include any of (iv)-(ix) below unless, in the case of any of (v), (vii), (viii), or (ix), such act or failure is corrected within five business days following the giving of written notice of Good Reason by the Participant, and in the case of (vi) below, such act is not objected to in writing by the Participant within fourteen days after notification thereof:

(iv) after a Change in Control, the determination by the Participant, in his or her sole and absolute discretion, that the business philosophy or policies of the Partnership or the Company or its successor or the implementation thereof is not compatible with those of the Participant;

(v) the assignment to the Participant of duties inconsistent with his or her status as an executive officer of the Company or a meaningful alteration, adverse to the Participant, in the nature or status of his or her responsibilities (other than reporting responsibilities) from those in effect immediately prior to a Change in Control, including, without limitation, a material reduction in the budget for which the Participant is responsible;

(vi) failure by the Partnership or the Company to continue in effect any compensation plan in which the Participant participates immediately prior to a Change in Control that is material to the Participant’s compensation, unless an equitable arrangement has been made with the Participant with respect to such plan;

(vii) failure by the Partnership or the Company to continue the Participant’s participation in a plan described in (vi) above or a substitute or alternative plan on a basis not materially less favorable to the Participant than as existed at the time of a Change in Control;

(viii) failure by the Partnership to continue to provide the Participant with benefits substantially similar to those enjoyed by the Participant prior to a Change in Control; or

(ix) a requirement by the Partnership or the Company that the Participant relocate his or her residence outside the metropolitan area in which the Participant was based immediately prior to a Change in Control, or a move of the Participant’s principal business location more than 45 miles from the Participant’s previous principal business location.

The Participant’s continued employment shall not of itself constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

“Gross-Up Payment” has the meaning set forth in Section 5.4.

“Involuntary Termination” means the termination of a Participant’s employment with the Partnership or any Affiliate (i) by the Partnership or any Affiliate for any reason other than Cause, death, or Disability or (ii) by the Participant for Good Reason.

“Level I Participant” means the Participant is designated as a Level I participant under the AIP and the Partnership’s and Company’s long-term incentive plan as of the execution date of the Participation Certificate.

“Level II Participant” means the Participant is designated as a Level II participant under the AIP and the Partnership’s and the Company’s long-term incentive plan as of the execution date of the Participation Certificate.

“Level III Participant” means the Participant is designated as a Level III participant under the AIP and the Partnership’s and the Company’s long-term incentive plan as of the execution date of the Participation Certificate.

“Participant” means an Employee who has been selected by the Committee to participate in the Plan.

“Participation Certificate” means a certificate substantially similar to the form attached hereto as Exhibit A.

“Partnership” has the meaning set forth in Section 1.1.

“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

“Plan” has the meaning set forth in Section 1.1.

“Voting Stock” means the Common Stock and any other securities issued by the Company which entitle the holder thereof to vote generally in the election of members of the Board.

“Waiver and Release” means a legal document, in a form substantially similar to the form attached hereto as Exhibit B, in which a Participant, in exchange for severance benefits under the Plan, releases, among other parties, the Partnership and all of its Affiliates and their directors, officers, employees and agents, their employee benefit plans, and the fiduciaries and agents of said plans from liability and damages in any way related to the Participant’s employment with or separation from employment with the Partnership or any of its Affiliates.

“Waiver Effective Date” means the eighth day following the date on which the Participant executes the Waiver and Release.

II. Administration of the Plan

2.1 Interpretations. The Committee shall have full power and authority to interpret, construe and administer the Plan.

2.2 Committee Determinations Conclusive. All determinations by the Committee as to which Employees shall be offered the opportunity to participate herein, and any interpretation adopted by the Committee with respect to any provision of the Plan and the effect thereof, shall be final, binding and conclusive upon the Partnership, all Affiliates and all persons who may claim any rights or benefits hereunder; provided, however, that a Change in Control shall occur only pursuant to the provisions of Section 5.5.

III. Eligibility of Employees

3.1 Eligibility Requirements. The Committee shall in its sole discretion from time to time designate the Employees who are to be Participants.

3.2 Notification of Participation. Each Employee who is designated a Participant by the Committee shall be provided a Participation Certificate, in the form attached hereto as Exhibit A, specifying that the Employee is a Participant, together with a copy of the Plan.

3.3 Termination of Participation. An Employee’s status as a Participant shall terminate at such time as may be determined by the Committee, provided such Participant shall be given notice of such termination of status as a Participant by the Committee at least one year prior to the effectiveness of such termination; provided, however, that in the case of an Employee who is a Participant immediately prior to the Effective Date of a Change in Control, such Employee’s status as a Participant may not be terminated without his or her written consent at any time within two years following the Effective Date of such Change in Control.

IV. Involuntary Termination Not Incident to Change in Control

4.1 Cash Severance Payment. In the event of an Involuntary Termination of a Participant that does not occur within two years following the Effective Date of a Change in Control, the Participant, in addition to all obligations otherwise owing to the Participant, shall be entitled to the following cash severance benefit following his or her execution, without revocation, of the Waiver and Release:

(a) If the Participant is a Level I Participant or a Level II Participant, a lump-sum cash payment, payable not later than five days following the Waiver Effective Date, in an amount equal to two times the sum of the Participant's Base Salary, as in effect on the date of such Involuntary Termination, and the Participant’s annual target bonus amount for the AIP in effect on the date of such Involuntary Termination; or

(b) If the Participant is a Level III Participant, a lump-sum cash payment, payable not later than five days following the Waiver Effective Date, in an amount equal to one times the Participant's Base Salary, as in effect on the date of such Involuntary Termination; or

(c) If the Participant is designated as other than a Level I, Level II or Level III Participant, a lump-sum cash payment, payable not later than five days following the Waiver Effective Date, in an amount equal to one-half (1/2) times the Participant's Base Salary, as in effect on the date of such Involuntary Termination.

(d) In the event a Participant is a “specified employee” for purposes of Section 409A of the Code (as determined as of the Participant’s termination of employment pursuant to policies adopted by the Board of Directors), the lump sum payment specified in this Section 4.1 shall be delayed until the date six months and two days following the date of the Participant’s termination of employment.

4.2 Vesting of All Equity Awards.

(a) Subject to the Participant’s execution of the Waiver and Release, if the Participant is a Level I Participant or a Level II Participant and is entitled to a cash severance benefit under Section 4.1, then notwithstanding any provision to the contrary in any applicable plan or agreement, the Participant shall be entitled to immediate and full vesting of all stock options and other equity-based awards held by the Participant on the date of his or her termination of employment to the extent such stock options or other equity-based awards would have otherwise vested during the twelve-month period immediately following the Participant’s Involuntary Termination.

(b) Subject to the Participant’s execution of the Waiver and Release, if the Participant is a Level III Participant and is entitled to a cash severance benefit under Section 4.1, then notwithstanding any provision to the contrary in any applicable plan or agreement, the Participant shall be entitled to immediate and full vesting of all stock options and other equity-based awards held by the Participant on the date of his or her termination of employment to the extent such stock options or other equity-based awards would have otherwise vested during the twelve-month period immediately following the Participant’s Involuntary Termination.

(c) Subject to the Participant’s execution of the Waiver and Release, if the Participant is designated as other than a Level I, Level II or Level III Participant and is entitled to a cash severance benefit under Section 4.1, the Participant shall be entitled to immediate and full vesting of all stock options and other equity-based awards held by the Participant on the date of his or her termination of employment to the extent such stock options or other equity-based awards would have otherwise vested during the six-month period immediately following the Participant’s Involuntary Termination.

4.3 Life Insurance and Medical Benefits Continuation.

(a) Subject to the Participant’s execution of the Waiver and Release, any Level I Participant or Level II Participant who is entitled to a severance benefit under Section 4.1 shall be entitled to receive for himself or herself and, where applicable, his or her eligible dependents, for twelve months following his or her Involuntary Termination, continued life insurance coverage and coverage under the Partnership’s medical benefits plan in which the Participant is participating as of the date of his or her Involuntary Termination (or any successor medical plan maintained by the Partnership or an Affiliate, as applicable, under which the active employees of the Partnership participate) at the same rate and under the same terms and conditions as may then be in effect for active employee participants. The period of coverage provided under this section shall not constitute continuation coverage required by COBRA. Following the benefits continuation period provided herein, the Participant shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA. In the event of a Participant’s death during the benefits continuation period, the Participant’s beneficiaries shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.

(b) Subject to the Participant’s execution of the Waiver and Release, any Level III Participant who is entitled to a severance benefit under Section 4.1 shall be entitled to receive for himself or herself and, where applicable, his or her eligible dependents, for twelve months following his or her Involuntary Termination, continued life insurance coverage and coverage under the Partnership’s medical benefits plan in which the Participant is participating as of the date of his or her Involuntary Termination (or any successor medical plan maintained by the Partnership or an Affiliate, as applicable, under which the active employees of the Partnership participate) at the same rate and under the same terms and conditions as may then be in effect for active employee participants. The period of coverage provided under this section shall not constitute continuation coverage required by COBRA. Following the benefits continuation period provided herein, the Participant shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA. In the event of a Participant’s death during the benefits continuation period, the Participant’s beneficiaries shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.

(c) Subject to the Participant’s execution of the Waiver and Release, any Participant who is other than a Level I, Level II or Level III Participant who is entitled to a severance benefit under Section 4.1 shall be entitled to receive for himself or herself and, where applicable, his or her eligible dependents, for six months following his or her Involuntary Termination, continued life insurance coverage and coverage under the Partnership’s medical benefits plan in which the Participant is participating as of the date of his or her Involuntary Termination (or any successor medical plan maintained by the Partnership or an Affiliate, as applicable, under which the active employees of the Partnership participate) at the same rate and under the same terms and conditions as may then be in effect for active employee participants. The period of coverage provided under this section shall not constitute continuation coverage required by COBRA. Following the benefits continuation period provided herein, the Participant shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA. In the event of a Participant’s death during the benefits continuation period, the Participant’s beneficiaries shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.

(d) In the event a Participant is a “specified employee” for purposes of Section 409A of the Code (as determined as of the Participant’s termination of employment pursuant to policies adopted by the Board), payment of the Partnership’s portion of any life insurance premiums shall be delayed until the date six months and two days following the date of the Participant’s termination of employment. During the six months following termination of employment, the Participant shall be responsible for payment of the entire amount of life insurance premiums.

(e) Notwithstanding the foregoing, the continuation of life insurance coverage and medical benefits for any Participant shall immediately end upon the Participant’s eligibility for similar life insurance and medical coverage by reason of employment with any entity other than the Partnership or any Affiliate.

V. Involuntary Termination Upon Change in Control

5.1 Cash Severance Payment. In the event of an Involuntary Termination of a Participant within two years following the Effective Date of a Change in Control, then in lieu of the cash severance benefit provided in Section 4.1, the Participant shall be entitled to the following cash severance benefit:

(a) If the Participant is a Level I Participant or a Level II Participant, a lump-sum cash payment, payable not later than 30 days following the date of the Participant’s termination of employment, in an amount equal to three times the sum of (i) the

Participant's Base Salary (which shall, for this purpose, be the higher of (x) the Base Salary in effect on the date immediately prior to such Effective Date of a Change in Control or (y) the Base Salary in effect on the date of termination of employment), and (ii) the amount equal to the annual amount of the Participant's maximum award opportunity under the AIP (which shall, for this purpose, be the higher of (x) the annual amount of the Participant’s maximum award opportunity in effect immediately prior to such Effective Date of a Change in Control or (y) the annual amount of the Participant’s maximum award in effect on the date of such Involuntary Termination), and (iii) an amount equal to the annual amount of the Participant’s car allowance or car lease payments and annual club membership fees allowance, if any, (which shall, for this purpose, be the higher of (x) the annual amount of the Participant’s maximum car allowance or car lease payments and annual club membership fees allowance, if any, in effect immediately prior to such Effective Date of a Change in Control or (y) the annual amount of the Participant’s maximum car allowance or car lease payments and annual club membership fees allowance, if any, in effect on the date of such Involuntary Termination); or

(b) If the Participant is a Level III Participant, a lump-sum cash payment, payable not later than 30 days following the date of the Participant’s termination of employment, in an amount equal to two times the sum of (i) the Participant's Base Salary (which shall, for this purpose, be the higher of (x) the Base Salary in effect on the date immediately prior to such Effective Date of a Change in Control or (y) the Base Salary in effect on the date of termination of employment), and (ii) the amount equal to the annual amount of the Participant's maximum award opportunity under the AIP (which shall, for this purpose, be the higher of (x) the annual amount of the Participant’s maximum award opportunity in effect immediately prior to such Effective Date of a Change in Control or (y) the annual amount of the Participant’s maximum award in effect on the date of such Involuntary Termination), and (iii) an amount equal to the annual amount of the Participant’s car allowance or car lease payments and annual club membership fees allowance, if any, (which shall, for this purpose, be the higher of (x) the annual amount of the Participant’s maximum car allowance or car lease payments and annual club membership fees allowance, if any, in effect immediately prior to such Effective Date of a Change in Control or (y) the annual amount of the Participant’s maximum car allowance or car lease payments and annual club membership fees allowance, if any, in effect on the date of such Involuntary Termination); or

(c) If the Participant is other than a Level I, Level II or Level III Participant, a lump-sum cash payment, payable not later than 30 days following the date of the Participant’s termination of employment, in an amount equal to one and one-half (1 1/2 ) times the sum of (i) the Participant's Base Salary (which shall, for this purpose, be the higher of (x) the Base Salary in effect on the date immediately prior to such Effective Date of a Change in Control or (y) the Base Salary in effect on the date of termination of employment), (ii) the amount equal to the annual amount of the Participant's maximum award opportunity under the AIP (which shall, for this purpose, be the higher of (x) the annual amount of the Participant’s maximum award opportunity in effect immediately prior to such Effective Date of a Change in Control or (y) the annual amount of the Participant’s maximum award in effect on the date of such Involuntary Termination), and

(iii) an amount equal to the annual amount of the Participant’s car allowance or car lease payments and annual club membership fees allowance, if any, (which shall, for this purpose, be the higher of (x) the annual amount of the Participant’s maximum car allowance or car lease payments and annual club membership fees allowance, if any, in effect immediately prior to such Effective Date of a Change in Control or (y) the annual amount of the Participant’s maximum car allowance or car lease payments and annual club membership fees allowance, if any, in effect on the date of such Involuntary Termination).

(d) In the event a Participant is a “specified employee” for purposes of Section 409A of the Code (as determined as of the Participant’s termination of employment pursuant to policies adopted by the Board), the lump sum payment specified in this Section 5.1 shall be delayed until the date six months and two days following the date of the Participant’s termination of employment.

5.2 Vesting of All Equity Awards. Upon the Effective Date of a Change in Control, each Participant shall be entitled to immediate and full vesting of all stock options and other equity-based awards held by the Participant as of such date.

Following the Effective Date of a Change in Control, to the extent permitted by law and by any agreement to which the Company or the surviving entity in such Change in Control (the “Surviving Entity”), and to the extent the Surviving Entity has adequate legal capital, a Participant who has been subject of an Involuntary Termination within two years following the Effective Date of a Change in Control shall have the right to put any and all such vested awards, or, if already exercised, the underlying equity securities, to the Surviving Entity, and the Surviving Entity shall have the obligation to purchase such vested awards or underlying equity securities, as the case may be, if the Participant would violate the securities laws by selling the underlying equity securities directly into the market or privately to a third party. Such right shall be exercisable by such Participant at any time prior to the date which is twelve months following the date of his or her Involuntary Termination following the applicable Change in Control. The Participant may exercise such right by providing to the Surviving Entity five business days prior written notice. Within five business days after the effectiveness of such notice and upon receipt by the Surviving Entity of the awards or underlying equity securities that are subject to the put right, the Surviving Entity shall pay the purchase price, which shall be determined as follows:

(a) the purchase price for an award shall be the difference between the aggregate fair market value of the underlying equity securities and the aggregate exercise price set forth in the award; and

(b) the purchase price for the underlying equity securities shall be the aggregate fair market value of the underlying equity securities.

Fair market value of a share or other trading unit of equity securities shall be equal to (1) with respect to publicly traded equity securities (each a “Public Security”), the average of the high and low market prices at which a share or other trading unit of the Public Security shall have been sold on such date (or the immediately preceding trading day if such date was not a trading day) on the AMEX or such other exchange or quotation system on which the Public Security is traded, and (2) with respect to equity securities that are not publicly traded, the value of a share or trading unit as determined by a nationally-recognized accounting firm selected by the Participant, with such valuation to be paid for by the Participant.

5.3 Life Insurance and Medical Benefits Continuation.

(a) Any Level I Participant or Level II Participant entitled to a severance benefit under Section 5.1 shall be entitled to receive for himself or herself and, where applicable, his or her eligible dependents, for eighteen months following his or her Involuntary Termination, continued life insurance coverage and coverage under the Partnership’s medical benefits plan in which the Participant is participating as of the date of the Effective Date of a Change in Control giving rise to the benefit payment under Section 5.1, at the same rate as may then be in effect for active Participants. The period of coverage provided under this section shall not constitute continuation coverage required by COBRA. Following the benefits continuation period provided herein, the Participant shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA. In the event of the Participant’s death during the benefits continuation period, the Participant’s beneficiaries shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.

(b) Any Participant who is a Level III Participant entitled to a severance benefit under Section 5.1 shall be entitled to receive for himself or herself and, where applicable, his or her eligible dependents, for twelve months following his or her Involuntary Termination, continued life insurance coverage and coverage under the Partnership’s medical benefits plan in which the Participant is participating as of the date of the Effective Date of a Change in Control giving rise to the benefit payment under Section 5.1, at the same rate as may then be in effect for active Participants. The period of coverage provided under this section shall not constitute continuation coverage required by COBRA. Following the benefits continuation period provided herein, the Participant shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA. In the event of the Participant’s death during the benefits continuation period, the Participant’s beneficiaries shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.

(c) Any Participant who is a other than a Level I, Level II or Level III Participant entitled to a severance benefit under Section 5.1 shall be entitled to receive for himself or herself and, where applicable, his or her eligible dependents, for twelve months following his or her Involuntary Termination, continued life insurance coverage and coverage under the Partnership’s medical benefits plan in which the Participant is participating as of the date of the Effective Date of a Change in Control giving rise to the benefit payment under Section 5.1, at the same rate as may then be in effect for active Participants. The period of coverage provided under this section shall not constitute continuation coverage required by COBRA. Following the benefits continuation period provided herein, the Participant shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA. In the event of the Participant’s death during the benefits continuation period, the Participant’s beneficiaries shall be eligible to commence continued medical coverage in accordance with, and for the applicable period required by, COBRA.

(d) In the event a Participant is a “specified employee” for purposes of Section 409A of the Code (as determined as of the Participant’s termination of employment pursuant to policies adopted by the Board of Directors), payment of the Partnership’s portion of any life insurance premiums shall be delayed until the date six months and two days following the Participant’s termination of employment. During the six months following termination of employment, the Participant shall be responsible for payment of the entire amount of life insurance premiums.

(e) Notwithstanding the foregoing, the continuation of life insurance coverage and medical benefits for any Participant shall immediately end upon the Participant’s eligibility for similar life insurance and medical coverage by reason of employment with an entity other than the Partnership or any Affiliate.

5.4 Certain Additional Payments. Anything in this Plan to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Section 280G(b)(2) of the Code) to or for the benefit of the Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 5.4 (the “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax (“Excise Tax”), then the Participant shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that, after payment (whether through withholding at the source or otherwise) by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto), employment taxes and Excise Tax imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment (or such amount is paid on the Participant’s behalf with respect to such Excise Tax).

Subject to the provisions of this Section 5.4, all determinations required to be made under this Section 5.4, including whether and when a Gross Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm that is selected by the Partnership (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Partnership and the Participant within five business days after the receipt of notice from the Partnership or the Participant that a Payment is expected to be made under this Agreement, or such earlier time as is requested by the Partnership. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control or the Accounting Firm declines or is unable to serve, the Participant shall appoint another nationally recognized certified public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Partnership.

Any Gross-Up Payment, as determined pursuant to this Section 5.4, shall be paid by the Partnership to the Participant before the later of (i) the date the Payment is made and (ii) five days after the receipt of the Accounting Firm’s determination (but in no event later than the December 31st of the year following the year in which the Participant remits the related taxes). If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall furnish the Participant with a written opinion that failure to report the Excise Tax on the Participant’s applicable federal income tax return would not result in the imposition of negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Partnership and the Participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross Up Payments which will not have been made by the Partnership should have been made (“Underpayment”), consistent with the calculations required to be made hereunder. In the event that the Partnership exhausts its remedies pursuant to the following provisions of this Section 5.4 and the Participant thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Partnership to or for the benefit of the Participant.

The Participant shall notify the Partnership in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Partnership of the Gross Up Payment. Such notification shall be given as soon as practicable but no later than 10 business days after the Participant is informed in writing of such claim and shall apprise the Partnership of the nature of such claim and the date on which such claim is requested to be paid. The Participant shall not pay such claim prior to the expiration of the 30 day period following the date on which it gives such notice to the Partnership (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Partnership notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

(a) give the Partnership any information reasonably requested by the Partnership relating to such claim;

(b) take such action in connection with contesting such claim as the Partnership shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Partnership;

(c) cooperate with the Partnership in good faith in order to effectively contest such claim; and

(d) permit the Partnership to participate in any proceedings relating to such claim;

provided, however, that the Partnership shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Participant harmless, on an after tax basis, for any Excise Tax, employment tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 5.4, the Partnership shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Partnership shall determine; provided, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Partnership’s control of the contest shall be limited to issues with respect to which a Gross Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

If, after the receipt by the Participant of an amount provided by the Partnership pursuant to the foregoing provisions of this Section 5.4, the Participant becomes entitled to receive any refund with respect to such claim, the Participant shall (subject to the Partnership complying with the requirements of this Section 5.4) promptly pay to the Partnership the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto).

In the event a Participant is a “specified employee” for purposes of Section 409A of the Code (as determined as of the Participant’s termination of employment pursuant to policies adopted by the Board), any Gross-Up Payment shall be delayed until the date six months and two days following the date of Participant’s termination of employment.

5.5 Change in Control of the Company. For purposes of the Plan, a “Change in Control” of the Company shall conclusively be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(a) any Person (other than an Exempt Person) is or becomes the Beneficial Owner of Voting Stock (not including in the securities beneficially owned by such Person any securities acquired directly from the Company after the date the Plan first became effective) representing 40% or more of the combined voting power of the Voting Stock then outstanding; provided, however, that a Change of Control will not be deemed to occur under this clause (a) if a Person becomes the Beneficial Owner of Voting Stock representing 40% or more of the combined voting power of the Voting Stock then outstanding solely as a result of a reduction in the number of shares of Voting Stock outstanding which results from the Company’s repurchase of Voting Stock, unless and until such time as that Person or any Affiliate or Associate of that Person purchases or otherwise becomes the Beneficial Owner of additional shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding, or any other Person (or Persons) who is (or collectively are) the Beneficial

Owner of shares of Voting Stock constituting 1% or more of the combined voting power of the Voting Stock then outstanding becomes an Affiliate or Associate of that Person, unless, in either such case, that Person, together with all its Affiliates and Associates, is not then the Beneficial Owner of Voting Stock representing 40% or more of the Voting Stock then outstanding; or

(b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan first became effective, constitute the Board; and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose appointment or election by the Board of the Company or nomination for election by the Company's stockholders was approved or recommended by a majority vote of the directors then still in office who either were directors on the date the Plan first became effective or whose appointment, election or nomination for election was previously so approved or recommended; or

(c) there is consummated a merger or consolidation of the Company or any parent or direct or indirect subsidiary of the Company with or into any other corporation, other than: (i) a merger or consolidation which results in the Voting Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the board of directors or similar governing body of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Exempt Person) is or becomes the Beneficial Owner of Voting Stock (not including, for purposes of this determination, any Voting Stock acquired directly from the Company or its subsidiaries after the date the Plan first became effective other than in connection with the acquisition by the Company or one of its subsidiaries of a business) representing 40% or more of the combined voting power of the Voting Stock then outstanding; or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition of all or substantially all of the Company’s assets unless (i) the sale is to an entity, of which at least 50% of the combined voting power of the securities which entitle the holder thereof to vote generally in the election of members of the board of directors or similar governing body of such entity (“New Entity Securities”) are owned by stockholders of the Company in substantially the same proportions as their ownership of the Voting Stock immediately prior to such sale; (ii) no Person other than the Company and any employee benefit plan or related trust of the Company or of such corporation then beneficially owns 40% or more of the New Entity Voting Securities; and (iii) at least a majority of the directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action providing for such disposition.

5.6 Effective Date of a Change in Control. The "Effective Date of a Change in Control" shall be:

(a) the first date that the direct or indirect ownership of 40% or more combined voting power of the Company's outstanding securities results in a Change in Control as described in Section 4.2(a);

(b) the date of the election of directors that results in a Change in Control as described in Section 4.2(b);

(c) the effective date of the merger or consideration that results in a Change in Control as described in Section 4.2(c); or

(d) the date of stockholder approval that results in a Change in Control as described in Section 4.2(d).

VI. Rights of Participants

6.1 Limitation of Rights. Nothing in the Plan shall be construed to:

(a) give any Employee any right to participate in the Plan in the absence of a specific designation by the Committee of that Employee as a Participant in accordance with Sections 3.1 and 3.2;

(b) limit in any way the right of the Partnership or any Affiliate to terminate a Participant's employment with the Partnership or any Affiliate at any time;

(c) give a Participant or any spouse of a deceased Participant any interest in any fund or any specific asset or assets of the Partnership or any Affiliate; or

(d) be evidence of any agreement or understanding, express or implied, that the Partnership or any Affiliate will employ a Participant in any particular position or at any particular rate of remuneration.

6.2 Non-alienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

6.3 Prerequisites to Benefits. No Participant, or any person claiming through a Participant, shall have any right or interest in the Plan, or in any benefits hereunder, unless and until all of the terms, conditions and provisions of the Plan which affect such Participant or such other person shall have been complied with as specified herein.

VII. Miscellaneous

7.1 Release and Full Settlement. Anything to the contrary herein notwithstanding, as a condition to the receipt of any severance payments or benefits under the Plan prior to a Change in Control, a Participant whose employment has been subject to an Involuntary Termination shall first execute a Waiver and Release, in substantially the form attached hereto as Exhibit B, no later than 60 days following the Participant’s termination of employment.

7.2 Amendment or Termination of the Plan. Upon authorization by the Board, the Partnership may amend or terminate the Plan at any time; provided, however, that no amendment or termination that would adversely affect the rights of any Participant under the Plan shall be made without the consent of such Participant, except as expressly provided in Section 3.3.

7.3 Cash Severance Payment in Lieu of Other Compensation. Notwithstanding anything in the Plan to the contrary, the amount of any cash severance benefit calculated pursuant to Section 4.1 or Section 5.1 of the Plan, as applicable, shall supersede, and be awarded in lieu of, any cash compensation payable to the Participant by the Partnership or any Affiliate on account of the termination of the Participant’s employment, pursuant to (a) a written employment agreement with the Partnership or any Affiliate, (b) another severance plan or program of the Partnership or any Affiliate, or (c) any other obligation, whether by contract, applicable law or otherwise, of the Partnership, or any other individual or entity to provide a payment to such Participant in the event of an involuntary termination of such Participant’s employment with the Partnership or any Affiliate.

7.4 Reduction of Cash Severance Payment. Notwithstanding anything in the Plan to the contrary, the amount of any cash severance benefit otherwise payable to a Participant shall be reduced by any monies owed by the Participant to the Partnership or any Affiliate, including, but not limited to, any overpayments made to the Participant by the Partnership or any Affiliate, and the balance of any loan by the Partnership or any Affiliate to the Participant that is outstanding at the time that the cash severance payment is made.

7.5 Taxes. All payments provided for hereunder shall be made net of any applicable withholding requirements of federal, state, or local law.

7.6 Applicable Laws. The Plan shall be construed, administered and governed in all respects under the laws of the State of Texas.

7.7 Unfunded Plan. The benefits provided herein shall be unfunded and shall be provided from the Partnership’s general assets.

7.8 Superseding Effect. This Plan shall supersede any severance plan maintained by the Company or any severance agreement previously entered into or obligation otherwise agreed to between the Company and the Participant with respect to severance payments.

7.9 Successors; Binding Agreement.

(a) In addition to any obligations imposed by law upon any successor to the Partnership, the Partnership will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets (or a combination thereof) of the Partnership to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Partnership would be required to perform if no such succession had taken place. Failure of the Partnership to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Plan and shall entitle the Participant to terminate employment and receive the payments described in Article V that would be payable upon termination by the Participant for Good Reason immediately after a Change in Control.

(b) This Plan shall inure to the benefit of and be enforceable by the Participant’s legal representatives and other successors in interest, provided that rights under this Plan may not be assigned by the Participant. If the Participant dies while any amount (other than an amount that by its terms is to terminate upon his or her death) would still be payable to him or her hereunder if he or she was still living, all such amounts shall be paid in accordance with this Plan to the executors, personal representatives, or administrators of the Participant’s estate.

7.10 Fees. In the event a Participant is the prevailing party in litigation with respect to payments or benefits under this Plan, the Partnership shall pay to such Participant all reasonable legal fees and expenses incurred by the Participant with respect to such litigation.

7.11 Entire Agreement. This Plan sets forth the entire agreement of the parties regarding its subject matter.

7.12 Invalidity or Unenforceability. The invalidity or unenforceability of any provision of this Plan will not be deemed to invalidate or make unenforceable any other provision of the Plan or the entirety of the Plan.

VIII. Section 409A Compliance

8.1 General. This Plan is intended to comply with Section 409A of the Code and any ambiguous provisions will be construed in a manner that is compliant with or exempt from the application of Section 409A. If a provision of the Plan would result in the imposition of an applicable tax under Section 409A of the Code, such provision may be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect any Participant’s rights or benefits hereunder.

8.2 Reimbursements or Provision of In-Kind Benefits. All reimbursements or provision of in-kind benefits pursuant to this Plan shall be made in accordance with Treasury Regulations §1.409A-3(i)(iv) such that the reimbursement or provision will be deemed payable at a specified time or on a fixed schedule relative to a permissible payment event. Specifically, the amount reimbursed or provided under Sections 4.3, 5.3 or 7.10 hereof during the Participant’s taxable year may not affect the amounts reimbursed or provided in any other taxable year (except that total reimbursements may be limited by a lifetime maximum under a group health plan), the reimbursement of an eligible expense shall be made on or before the last day of the Participant’s taxable year following the taxable year in which the expense was incurred, and the right to reimbursement or provision of in-kind benefit is not subject to liquidation or exchange for another benefit.

IN WITNESS WHEREOF, the Partnership has executed the Plan this      day of August, 2007, but effective as of             , 2007.

PIONEER DRILLING SERVICES, LTD.

By:	PDC MGMT. CO,
its general partner

By:
Name:
Title:

EXHIBIT A

PIONEER DRILLING SERVICES, LTD. KEY EXECUTIVE SEVERANCE PLAN

PARTICIPATION CERTIFICATE

This Participation Certificate given this      day of                     ,             , by Pioneer Drilling Services, Ltd., a Texas limited partnership (the “Partnership”), and the Committee to                                          (“Employee”), with capitalized terms used but not defined herein having the respective meanings assigned to such terms in the Pioneer Drilling Services, Ltd. Key Executive Severance Plan unless otherwise stated.

1. The Committee hereby designates Employee as a [Level         ] Participant in the Plan, effective as of                                         .

2. Employee hereby acknowledges that his or her designation as a Participant in this Plan replaces any participation in the Partnership’s Executive Severance Plan and Employee hereby waives any rights to benefits under such plan in exchange for participation in this Plan.

3. Upon Employee’s termination of employment under the circumstances and subject to the terms and conditions described Article IV of the Plan, Employee will be entitled to the benefits specified in Article IV of the Plan

4. Upon Employee’s termination of employment following a Change in Control of the Company under the circumstances and subject to the terms and conditions described in Article V of the Plan, Employee will be entitled to the benefits specified in Article V of the Plan.

5. An Employee’s status as a Participant shall terminate at such time as may be determined by the Committee, provided such Participant shall be given notice of such termination of status as a Participant by the Committee at least one year prior to the effectiveness of such termination; provided, however, that in the case of an Employee who is a Participant immediately prior to the Effective Date of a Change in Control, such Employee’s status as a Participant may not be terminated without his or her written consent at any time within two years of the Effective Date of such Change in Control.

Compensation Committee

By:

EXHIBIT B

PIONEER DRILLING SERVICES, LTD. KEY EXECUTIVE SEVERANCE PLAN

FORM OF WAIVER AND RELEASE

Pioneer Drilling Services, Ltd. has offered to pay me certain benefits (the “Benefits”) pursuant to the Pioneer Drilling Services, Ltd. Key Executive Severance Plan (the “Plan”). The Benefits are offered to me subject to my agreement, among other things, to waive any and all of my claims against and release Pioneer Drilling Services, Ltd. and its predecessors, successors and assigns (collectively referred to as the “Partnership”), all of the affiliates (including parents and subsidiaries) of the Partnership (collectively referred to as the “Affiliates”), and the Partnership’s and Affiliates’ directors and officers, employees and agents, counsel, insurers, employee benefit plans and the fiduciaries and agents of said plans (collectively, with the Partnership and Affiliates, referred to as the “Corporate Group”) from any and all claims, demands, actions, liabilities and damages arising out of or relating in any way to my employment with or separation from the Partnership or any Affiliate; provided, however, that this Waiver and Release shall not apply to (i) any claim or cause of action to enforce or interpret any provision contained in the Plan or (ii) any claims for indemnification under any charter documents or bylaws of the Partnership or any Affiliate. I have read this Waiver and Release and the Plan (which, together, are referred to herein as the “Plan Materials”) and the Plan is incorporated herein by reference. The provision of the Benefits is voluntary on the part of the Partnership and is not required by any legal obligation other than the Plan. I choose to accept this offer.

I understand that signing this Waiver and Release is an important legal act. I acknowledge that the Partnership has advised me to consult an attorney before signing this Waiver and Release. I understand that, in order to be eligible for the Benefits, I must sign (and return to Human Resources Manager, Pioneer Drilling Company, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209) this Waiver and Release by 5:00 p.m. on                     . I acknowledge that I have been given at least 21 days to consider whether to sign and execute the Release.

In exchange for the payment to me of Benefits, I (1) agree not to sue in any local, state and/or federal court regarding or relating in any way to my employment with or separation from the Partnership or any Affiliate and (2) knowingly and voluntarily waive all claims and release the Corporate Group from any and all claims, demands, actions, liabilities and damages, whether known or unknown, arising out of or relating in any way to my employment with or separation from the Partnership or any Affiliate, except to the extent that my rights are vested under the terms of employee benefit plans sponsored by the Partnership or any Affiliate and except with respect to such rights or claims as may arise after the date this Waiver and Release is executed. The claims subject to this Waiver and Release include, but are not limited to, claims and causes of action under: Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Age Discrimination in Employment Act of 1967, as amended, including the Older Workers Benefit Protection Act of 1990 (“ADEA”); the Civil Rights Act of 1866, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990 (“ADA”); the Energy

Reorganization Act, as amended, 42 U.S.C. § 5851; the Workers Adjustment and Retraining Notification Act of 1988; the Pregnancy Discrimination Act of 1978; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993; the Fair Labor Standards Act; the Occupational Safety and Health Act; the Texas Labor Code § 21.001 et seq.; the Texas Labor Code; claims in connection with workers’ compensation or “whistle blower” statutes; and/or contract, tort, defamation, slander, wrongful termination or any other state or federal regulatory, statutory or common law. Further, I expressly represent that no promise or agreement which is not expressed in the Plan Materials has been made to me in executing this Waiver and Release, and that I am relying on my own judgment in executing this Waiver and Release, and that I am not relying on any statement or representation of the Partnership, any of the Affiliates or any other member of the Corporate Group or any of their agents. I agree that this Waiver and Release is valid, fair, adequate and reasonable, is with my full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform me.

I acknowledge that payment of Benefits to me by the Partnership is not an admission by the Partnership or any other member of the Corporate Group that they engaged in any wrongful or unlawful act or that the Partnership or any member of the Corporate Group violated any federal or state law or regulation.

Should any of the provisions set forth in this Waiver and Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Waiver and Release. I acknowledge that this Waiver and Release and the other Plan Materials set forth the entire understanding and agreement between me and the Partnership or any other member of the Corporate Group concerning the subject matter of this Waiver and Release and supersede any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Partnership or any other member of the Corporate Group. I understand that for a period of seven calendar days following the date that I sign this Waiver and Release, I may revoke my acceptance of the offer referred to above, provided that my written statement of revocation is received on or before that seventh day by Human Resources Manager, Pioneer Drilling Company, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, in which case the Waiver and Release will not become effective. In the event I revoke my acceptance of the offer referred to above, the Partnership shall have no obligation to provide me the Benefits. I understand that failure to revoke my acceptance of the offer referred to above within seven calendar days from the date I sign this Waiver and Release will result in this Waiver and Release being permanent and irrevocable.

I acknowledge that I have read this Waiver and Release, I have had an opportunity to ask questions and have it explained to me and that I understand that this Waiver and Release will have the effect of knowingly and voluntarily waiving any action I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin or disability and any other claims arising prior to the date of this Waiver and Release. By execution of this document, I do not waive or release or otherwise relinquish any legal rights I may have which are attributable to or arise out of acts, omissions or events of the Partnership or any other member of the Corporate Group which occur after the date of the execution of this Waiver and Release.

Employee’s Printed Name	Partnership Representative

Employee’s Signature	Partnership Execution Date

Employee’s Signature Date	Employee’s Social Security Number